AMENDMENT NO. 2


      Amendment to the Participation Agreement among ReliaStar Life Insurance Company of New York (formerly ReliaStar Bankers Security Life Insurance Company) (the "Company"), Putnam Variable Trust (the "Trust" ) and Putnam Mutual Funds Corp. (the "Underwriter") dated January 16, 1997 (the "Agreement").

1) Schedule A is hereby revised to read as follows:

                              SCHEDULE A
                              CONTRACTS
                              DECEMBER 23, 1998

1.    ReliaStar Life Insurance Company of New York Variable Life Separate
      Account I

(a)   Flexible Premium Variable Life Insurance Policy
            Contract Form Number: 85-251 and State Exceptions

(b)   Survivorship Flexible Premium Variable Life Insurance Policy
            Contract Form Number: 85-438

1.    ReliaStar Life Insurance Company of New York Variable Life Separate
      Account  II

(a)   Flexible Premium Variable Annuity Insurance Policy Contract
            Form Number: 85-499

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            IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of December 23, 1998.




                              ReliaStar Life Insurance Company of New York

                        By:   _________________________________

                        Name: _________________________________

                        Title:_________________________________


                              Putnam Variable Trust

                        By:   _________________________________

                        Name: _________________________________

                        Title:_________________________________


                              Putnam Mutual Funds Corp.

                        By:   _________________________________

                        Name: _________________________________

                        Title:_________________________________